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                                                                               .
                                                                               .

Industry Canada         Industrie Canada             ELECTRONIC TRANSACTION         RAPPORT DE LA TRANSACTION
                                                            REPORT                         ELECTRONIQUE

Canada Business         Loi canadienne sur les      ARTICLES OF INCORPORATION          STATUTS CONSTITUTIFS
Corporations Act        societes par actions               (SECTION 6)                      (ARTICLE 6)



                                                      E-Commerce/Commerce-E
Processing Type - Mode de Traitement:
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1.              NAME OF CORPORATION - DENOMINATION DE LA SOCIETE


                TANTUS FILMS LTD.

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2.              THE PROVINCE OR TERRITORY IN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED -
                LA PROVINCE OU LE TERRITOIRE AN CANADA OU SE SITUERA LE SIEGE SOCIAL


                ON

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3.              THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE -
                CATEGORIES ET LE NOMBRE MAXIMAL D'ACTIONS QUE LA SOCIETE EST AUTORISEE A EMETTRE


                The annexed Schedule 1 is incorporated in this form.
                L'annexe l ci-jointe fait partie integrante de la presente formule.

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4.              RESTRICTIONS, IF ANY, ON SHARE TRANSFERS - RESTRICTIONS SUR LE TRANSFERT DES ACTIONS, S'IL Y A LIEU


                The annexed Schedule 2 is incorporated in this form.
                L'annexe 1 ci-jointe fait partie integrante de la presente formule.

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5.              NUMBER (OR MINIMUM AND MAXIMUM NUMBER) DIRECTORS - NOMBRE (OU NOMBRE MINIMAL ET MAXIMAL)
                D'ADMINSTRATEURS


                Minimum:  1       Maximum:  10

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6.              RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON -
                LIMITES IMPOSES A L'ACTIVITE COMMERCIALE DE LA SOCIETE, S'IL Y A LIEU


                The annexed Schedule 3 is incorported in this form.
                L'annexe 3 ci-jointe fait partie integrante de la presente formule.

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7.              OTHER PROVISIONS, IF ANY - AUTRES DISPOSITIONS, S'IL Y A LIEU


                The annexed Schedule 3 is incorported in this form.
                L'annexe 4 ci-jointe fait partie integrante de la presente formule.

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8.              INCORPORATORS - FONDATEURS



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NAME(s) - NOM(s)       ADDRESS (INCLUDING POSTAL CODE) - ADRESSE (INCLURE LE CODE POSTAL)           SIGNATURE

G. Mary Ruby           241 Inglewood Drive, Toronto, Ontario, Canada, M4T 1H8                      /s/ G. Ruby

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

                               SCHEDULE / ANNEXE 1

The Corporation is authorized to issue an unlimited number of common shares, with the rights, privileges, restrictions and conditions of which are set out below:

(a) Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

(b) Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

(c) Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend to all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of each common share held at all such meetings.

                               SCHEDULE / ANNEXE 2

No share in the capital of the Corporation may be transferred without the consent of the directors expressed by the votes of a majority of the directors at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors.

                               SCHEDULE / ANNEXE 3

None

                               SCHEDULE / ANNEXE 4

(1) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(3) The actual number of directors within the minimum and maximum number set out in paragraph 5 may be determined from time to time by resolution of the board of directors. Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.